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                               EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 1999, relating to the consolidated financial statements and financial statement schedule of Unit Corporation which appear in Unit Corporation's Annual Report on Form 10-K for
the year ended December 31, 1998.   We also consent to the reference to us under
the heading "Independent Accountants" in such Registration Statement.


  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP


Tulsa, Oklahoma
October 19, 1999